As filed with the Securities and Exchange Commission on June 3, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US AIRWAYS GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	54-1194634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2345 Crystal Drive

Arlington, Virginia 22227

(Address of Principal Executive Offices) (Zip Code)

US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan

(Full Title of Plan)

Elizabeth K. Lanier, Esq.

Executive Vice President — Corporate Affairs and General Counsel

2345 Crystal Drive

Arlington, Virginia 22227

(703) 872-7000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies To:

Thomas Wardell, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $1.00 per share (“Class A Common Stock”)	500,000	$2.445 (2)	$1,222,500 (2)	$154.89

(1)	US Airways Group, Inc., a Delaware corporation (the “Company” or “US Airways Group”) is registering 500,000 shares of Class A Common Stock pursuant to the US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan (the “Plan”). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2)	The offering price for the Class A Common Stock is estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of our Class A Common Stock on June 1, 2004 as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The documents listed below are incorporated by reference in this Registration Statement and made a part hereof.

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 12, 2004, as amended by our Form 10-K/A filed on April 7, 2004;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed on May 7, 2004;

(c)	Our Current Reports on Form 8-K filed on January 7, January 9, February 4, March 4, March 15, April 7, April 20, May 7, and May 20, 2004; and

(d)	The description of our common stock contained in our Form 8-A filed on May 14, 2003.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

US Airways Group, Inc.

Investor Relations

2345 Crystal Drive

Arlington, Virginia 22227

Telephone: (703) 872-5305

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of US Airways Group. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our Amended and Restated Bylaws (“Bylaws”) provide for indemnification for our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnity agreements with certain of our officers and directors providing, in each case, for the indemnification by US Airways Group of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of US Airways Group.

The foregoing statements are subject to the detailed provisions of Delaware law, our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Bylaws.

Pursuant to Delaware law, Article Eight of our Certificate of Incorporation provides that no director of US Airways Group shall be personally liable to US Airways Group or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his or her duty of loyalty to US Airways Group or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

We intend to purchase and maintain insurance on behalf of our officers and directors against liability asserted against or incurred by these persons in their capacity as an officer or director, or arising out of their status as an officer or director, regardless of whether we would have the power to indemnify or advance expenses to these persons against these liabilities under our Bylaws or Delaware law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company effective as of March 31, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed May 14, 2003).

4.2	Amended and Restated Bylaws of the Company effective as of March 31, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed May 14, 2003).

4.3	US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

5.1*	Opinion of McKenna Long & Aldridge LLP.

23.1*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 3rd day of June, 2004.

US AIRWAYS GROUP, INC. Registrant

Date: June 3, 2004	By:	/s/ ELIZABETH K. LANIER

Elizabeth K. Lanier Executive Vice President - Corporate Affairs, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned directors of US Airways Group, Inc., do hereby constitute and appoint Elizabeth K. Lanier our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement related hereto that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 3, 2004.

Signature	Title

/s/ BRUCE R. LAKEFIELD Bruce R. Lakefield	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DAVID M. DAVIS David M. Davis	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

/s/ ANITA P. BEIER Anita P. Beier	Senior Vice President - Finance and Controller (Principal Accounting Officer)

/s/ DAVID G. BRONNER David G. Bronner	Chairman of the Board of Directors

/s/ CHERYL G. GORDON Cheryl G. Gordon	Director

Signature	Title

/s/ PERRY HAYES Perry Hayes	Director

/s/ MAGDALENA JACOBSEN Magdalena Jacobsen	Director

/s/ ROBERT L. JOHNSON Robert L. Johnson	Director

/s/ JOSEPH J. MANTINEO Joseph J. Mantineo	Director

/s/ JOHN MCKENNA John McKenna	Director

/s/ HANS MIRKA Hans Mirka	Director

/s/ WILLIAM D. POLLOCK William D. Pollock	Director

/s/ JAMES M. SIMON James M. Simon, Jr.	Director

/s/ RONALD E. STANLEY Ronald E. Stanley	Director

/s/ WILLIAM T. STEPHENS William T. Stephens	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company effective as of March 31, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed on May 14, 2003).

4.2	Amended and Restated Bylaws of the Company effective as of March 31, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed May 14, 2003).

4.3	US Airways Group, Inc. 2003 Nonemployee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

5.1*	Opinion of McKenna Long & Aldridge LLP.

23.1*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.